NEMUS BIOSCIENCE, INC.
OFFICER CHANGE IN CONTROL SEVERANCE PLAN

This Nemus Bioscience, Inc. Officer Change in Control Severance Plan (the "Plan") is being adopted by Nemus Bioscience, Inc. (together with its subsidiaries, the "Company").  The Plan, as set forth herein, is intended to provide severance pay to the executive officers whose service with the Company is terminated due to certain qualifying events as described herein, and is intended to reinforce and encourage the continued attention and dedication of these individuals.

The Plan is intended to be a top hat welfare benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

1.              Defined Terms.  For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1            "Administrator" means the Board or a committee appointed by the Board to administer the Plan.

1.2            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.3            "Base Compensation" means (i) for an employee, the Participant's annual base salary rate in effect immediately prior to a Qualifying Termination, and (ii) for an independent contractor, an amount equal to the Participant's regular base cash compensation rate immediately prior to a Qualifying Termination (whether paid directly to the Participant or to an entity that is an Affiliate of the Participant), in each case, as determined without regard to any reduction in annual base salary or regular base cash compensation rate, as applicable, that occurs on or after a Change in Control.  For the avoidance of doubt, a Participant's Base Compensation shall not include any bonus, commission or other incentive compensation.

1.4            "Board" means the Board of Directors of the Company.

1.5            "Cash Severance" shall have the meaning set forth in Section 4.1(a) hereof.

1.6            "Cause" shall, notwithstanding the meaning provided in an applicable employment or service agreement between a Participant and the Company, mean (a) any material failure by the Participant to perform his or her duties or responsibilities to the Company (other than any such failure resulting from the Participant's Disability) after written demand for performance is delivered to the Participant by the Administrator, which demand specifically identifies the manner in which the Administrator believes that the Participant has not substantially performed such Participant's duties, (b) any act of fraud, embezzlement, theft, misappropriation, or material dishonesty by the Participant relating to the Company or their respective businesses or assets, (c) the Participant's commission of a felony or other crime involving moral turpitude, or (d) any gross negligence or intentional misconduct on the part of the Participant in the conduct of his or her duties and responsibilities or services, as applicable, with the Company.

1.7              "Change in Control" shall have the meaning set forth in the Nemus Bioscience, Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

1.8              "COBRA" means Code Section 4980B and the Department of Treasury regulations thereunder.

1.9              "COBRA Coverage" shall have the meaning set forth in Section 4.1(b) hereof.

1.10           "COBRA Period" means, with respect to a Participant, the Severance Period or, if earlier, until the date on which the Participant becomes eligible to receive health benefits under one or more group health plans of a subsequent employer.

1.11           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12           "Company" shall have the meaning provided in the preamble hereto.

1.13            "Date of Termination" means the date on which a Participant experiences a Separation from Service.

1.14            "Disability" means that a Participant has become "disabled" within the meaning of Code Section 409A.

1.15            "Good Reason," with respect to a Participant, shall mean the occurrence of any of the following events or conditions without the Participant's written consent:
(i)	a material diminution in the Participant's reporting relationship and title;
(ii)	a material diminution in the Participant's Base Compensation; and
(iii)	the Participant being required to relocate his principal place of employment or service with the Company more than 50 miles from his principal place of employment or service as of the date of the Change in Control.
A termination of employment or service by the Participant shall not be deemed to be for Good Reason unless (A) the Participant gives the Company written notice describing the event or events which is/are the basis for such termination within 60 days after the event or events occur, (B) such grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of the Company's receipt of such notice ("Correction Period"), and (C) the Participant terminates his employment or service no later than 30 days following the Correction Period.
1.16            "Participant" means any "officer" (under Section 16(a) of the Exchange Act) of the Company who, as of the applicable Date of Termination, is not covered by a plan (other than this Plan) or agreement with the Company that provides for cash severance or termination benefits.

1.17            "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

1.18	"Plan" shall have the meaning set forth in the preamble hereto.

1.19            "Qualifying Termination" means a Participant's Separation from Service (a) by the Company without Cause, or (b) by the Participant for Good Reason, in either case, on or within twelve (12) months after the effective date of a Change in Control. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination (i) if in connection with a Change in Control, such Participant's employment or service with the Company is terminated and the Participant is offered comparable employment or service or accepts comparable employment or service with the Successor Entity (or an affiliate thereof), or (ii) as a result of the Participant's death or Disability.

1.20            "Release" means a general release of claims against the Company and its Affiliates substantially in the form attached hereto as Exhibit A.

1.21            "Section 409A" means Code Section 409A, together with Department of Treasury regulations and other official guidance promulgated thereunder.

1.22            "Separation from Service" means a Participant's "separation from service" from the Company within the meaning of Section 409A.

1.23            "Severance" means any payments and/or benefits that may be paid or provided pursuant to Section 4.1 hereof.

1.24            "Severance Period" means the period commencing on the Date of Termination and ending on (a) with respect to a Participant who has completed six or fewer Years of Service, the six-month anniversary of the Date of Termination or (b) with respect to a Participant who has completed at least seven Years of Service, the monthly anniversary of the Date of Termination that is equal to the number of such Participant's Years of Service.

1.25            "Successor Entity" means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company following a Change in Control.

1.26            "Year of Service" means each full year of a Participant's continuous employment or service with the Company (including a Successor Entity) from the Participant's employment or service start date with the Company through and including the Participant's Date of Termination.  Unless otherwise determined by the Administrator in its sole discretion, in the case of a Participant who is a rehired employee or service provider (disregarding for this purpose a Participant's acceptance of  reasonably similar employment or service with any Successor Entity or Affiliate thereof in connection with a Change in Control), Years of Service shall not include the Participant's period of service with the Company prior to his or her rehiring.

2.                 Effectiveness of the Plan.  The Plan shall become effective upon the consummation of a Change in Control and shall be of no force or effect prior to a Change in Control.

3.                Administration. Subject to Section 12.3 hereof, the Plan shall be interpreted, administered and operated by the Administrator, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate.

4.                Severance.

4.1              Eligibility.  If a Participant experiences a Qualifying Termination, then subject to and conditioned upon the Participant's execution and non-revocation of a Release in accordance with Section 4.2 hereof and subject to Section 5.3 hereof:

(a)            Cash Severance.  Such Participant shall be entitled to receive a cash severance payment (the "Cash Severance") equal to the sum of (i) six months of Participant's Base Compensation as in effect on the applicable Date of Termination, plus (ii) one month of Base Compensation for every Year of Service that exceeds six Years of Service.  The Cash Severance shall be payable in substantially equal installments  in accordance with the Company's normal payroll procedures during the Severance Period; provided, however, that no payments under this Section 4.1(a) shall be made prior to the first payroll date occurring on or after the thirtieth (30th) day following the Date of Termination (such payroll date, the "First Payroll Date") (with amounts otherwise payable prior to the First Payroll Date paid on the First Payroll Date without interest thereon).

(b)            COBRA.  The Company shall provide to such Participant and the Participant's legal dependents, during the COBRA Period, continuation of group healthcare coverage (including without limitation, medical, dental and prescription coverage) (i) at the same premium cost to such Participant and (ii) at benefit levels no less favorable than those in effect for such Participant and his or her legal dependents, in each case, immediately prior to the applicable Date of Termination ("COBRA Coverage"), provided, in any case, that such Participant properly elects continuation healthcare coverage under COBRA.  Following the applicable COBRA Period, any further continuation of healthcare coverage available under applicable law (if any) shall be at the Participant's sole expense.  Notwithstanding the foregoing, (x) if any plan pursuant to which the COBRA Coverage is provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover the Participant under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Participant in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof).

(c)            Equity Acceleration. Each then-unvested Company stock option and restricted stock award held by the Participant shall conditionally vest in full and, as applicable, become exercisable on the Date of Termination (and such vesting shall become unconditional upon the Participant's execution and non-revocation of a Release).

4.2              Release.  Notwithstanding anything herein to the contrary, a Participant shall not be eligible to receive any Severance under the Plan unless he or she first executes a Release within twenty-one (21) days (or forty-five (45) days if necessary to comply with applicable law) after the Date of Termination and does not revoke such Release within seven (7) days thereafter.

4.3              Limitations.  Notwithstanding any provision of this Plan to the contrary, if (a) prior to a Change in Control, a Participant's employment or service with the Company is terminated for any reason, (b) on or after the Change in Control, such Participant's employment or service with the Company is terminated other than due to a Qualifying Termination, or (c) a Participant fails to timely execute a Release (or revokes a Release), in any case, then such Participant shall immediately forfeit any right to receive any Severance under this Section 4.  The Company shall, promptly following any Qualifying Termination, furnish a Release in executable format to the affected Participant.

5.               Section 409A.

5.1            General.  To the extent applicable, this Plan shall be interpreted in accordance with Section 409A.  Notwithstanding any provision of this Plan to the contrary, if the Company determines that any compensation or benefits payable under this Plan may not be either compliant with or exempt from Section 409A, the Company may adopt such amendments to this Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Plan from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that (i) no such action shall be taken without a Participant's written consent to the extent that any such action would adversely affect such Participant's rights hereunder, and (ii) this Section 5.1 shall not create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company or any of its Affiliates have any liability for failing to do so.

5.2            Installments.  For purposes of applying the provisions of Section 409A to the Plan, each separately identified amount to which a Participant is entitled under the Plan shall be treated as a separate payment.  In addition, to the extent permissible under Section 409A, the right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).

5.3            Potential Six-Month Delay.  Notwithstanding anything to the contrary in this Plan, no amounts shall be paid to any Participant under this Plan during the six-month period following such Participant's Separation from Service to the extent that paying such amounts at the time or times indicated in this Plan would result in a prohibited distribution under Code Section 409A(a)(2)(b)(i).  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Participant's death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

6.              Notice of Termination.  Any purported termination of a Participant's employment or service shall be communicated by written notice of termination from the Company to the Participant in accordance with Section 9 hereof, setting forth the basis for termination of the Participant's employment or service and the Date of Termination (a "Notice of Termination").

7.              Parachute Payment Limitations.  Notwithstanding anything to the contrary contained in this Plan (or any other agreement entered into by and between any Participant and the Company or any incentive arrangement or plan offered by the Company), in the event that any amount or benefit paid or distributed to any Participant pursuant to this Plan, taken together with any other amounts or benefits paid to the Participant by the Company (collectively, the "Covered Payments"), would constitute an "excess parachute payment" as defined in Section 280G of the Code, and would thereby subject the Participant to an excise tax under Section 4999 of the Code (an "Excise Tax"), the provisions of this Section 7 shall apply.  If the aggregate present value (as determined for purposes of Section 280G of the Code) of the Covered Payments exceeds the amount which can be paid to the Participant without the Participant incurring an Excise Tax, then, solely to the extent that the Participant would be better off on an after tax basis by receiving the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax, the amounts payable to the Participant under this Plan (or any other agreement by and between a Participant and the Company or pursuant to any incentive arrangement or plan offered by the Company) shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax (such reduced payments to be referred to as the "Payment Cap"). In the event the Participant receives reduced payments and benefits as a result of application of this Section 7, the Participant shall have the right to designate which of the payments and benefits otherwise set forth herein (or any other agreement between the Company and the Participant or any incentive arrangement or plan offered by the Company) shall be received in connection with the application of the Payment Cap, subject to the following sentence.  Reduction shall first be made from payments and benefits which are determined not to be "nonqualified deferred compensation" for purposes of Section 409A of the Code, and then shall be made (to the extent necessary) out of payments and benefits that are subject to Section 409A of the Code and that are due at the latest future date.

8.          No Mitigation.  No Participant shall be required to seek other employment or service or to attempt in any way to reduce or mitigate any Severance payable under this Plan, and the amount of any such Severance shall not be reduced by any other compensation paid or provided to any Participant following such Participant's Separation from Service.

9.               Successors.

9.1             Company Successors.  This Plan shall inure to the benefit of and shall be binding upon the Company, any Successor Entity and their successors and assigns.  Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume and agree to perform the obligations of the Company under this Plan.  For all purposes of this Plan, the term "Company" shall include any successor to the Company's business and/or assets (whether by contract or by operation of law).

9.2             Participant Successors.  This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries.  If a Participant shall die while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of such Participant's estate.

10.            Notices.  All communications relating to matters arising under this Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Nemus Bioscience, Inc.
650 Town Center Drive, Suite 620
Costa Mesa, CA 92626
Attn: Liz Berecz
Email:  liz@nemusbio.com

11.             Claims Procedure.

11.1            Claims.  Generally, Participants are not required to present a formal claim in order to receive benefits under the Plan.  If, however, any person (the "Claimant") believes that benefits are being denied improperly, that this Plan is not being operated properly, that fiduciaries of this Plan have breached their duties, or that the Claimant's legal rights are being violated with respect to this Plan, the Claimant must file a formal claim, in writing, with the Administrator.  This requirement applies to all claims that any Claimant has with respect to this Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines, in its sole discretion that it does not have the power to grant all relief reasonably being sought by the Claimant.  A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator consents otherwise in writing.  The Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under Section 11.2.

11.2            Claims Procedure.  The Administrator has adopted procedures for considering claims (which are set forth in Exhibit B attached hereto), which it may amend or modify from time to time, as it sees fit.  These procedures shall comply with all applicable legal requirements.  These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim).  The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim.

12.             Miscellaneous.

12.1            Entire Plan.  This Plan contains the entire understanding of the parties relating to the subject matter hereof.

12.2            No Right to Continued Service.  Nothing contained in this Plan shall (a) confer upon any Participant or any other Person any right to continue as an employee or other service provider of the Company or any of its Affiliates, (b) constitute any contract of employment or service or agreement to continue employment or service for any particular period, or (c) interfere in any way with the right of the Company or any of its Affiliates to terminate a service relationship with any Participant, with or without Cause.

12.3            Termination and Amendment of Plan.  Prior to the consummation of a Change in Control, this Plan may be amended or terminated by the Administrator at any time and from time to time, in its sole discretion. For a period of one year from and after the consummation of a Change in Control, this Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination. After the expiration of such one-year period, this Plan may again be amended or terminated by the Administrator at any time and from time to time, in its sole discretion (provided, that no such amendment or termination shall materially and adversely affect the rights of any Participant who has experienced a Qualifying Termination on or prior to such amendment or termination).

12.4            Withholding.  The Company and its Affiliates shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance payable under this Plan.

12.5            Benefits not Assignable.  Except as otherwise provided herein or by law, (a) no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner, (b) no attempted assignment or transfer thereof shall be effective and (c) no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

12.6            Applicable Law.  This Plan shall be construed and interpreted in accordance with the laws of the State of California without reference to the conflict of laws provisions thereof, to the extent not preempted by federal law, which shall otherwise control.

12.7            Validity.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

12.8            Captions.  The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan's provisions.

12.9            Expenses.  The expenses of administering the Plan shall be borne by the Company or any Successor Entity.

12.10         Unfunded Plan.  The Plan is intended to be an "unfunded" plan with respect to Severance payments.  With respect to any Severance payments not yet made to a Participant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Successor Entity.

EXHIBIT A

GENERAL RELEASE AND WAIVER
FORM OF RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the "Releasees" hereunder, consisting of Nemus Bioscience, Inc. (the "Company"), and each of the Company's partners, associates, affiliates, parents, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, or under them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent ("Actions"), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called "Claims").
The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned's service with the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasee's right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended.  Notwithstanding the foregoing, this Release shall not operate to release any rights or claims (and such rights or claims shall not be included in the definition of "Claims") of the undersigned (i) with respect to payments or benefits to which the undersigned may be entitled under Section 4 of the Nemus Bioscience, Inc. Officer Change in Control Severance Plan, (ii) to accrued or vested benefits (as of the date hereof) the undersigned may have, if any, under any applicable plan, policy, program, arrangement or agreement of any of the Releasees, (iii) for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company or (vi) which cannot be waived by an employee under applicable law.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
[IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1)                          HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2)                          HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION FROM SERVICE TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3)                          HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.]1
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys' fees incurred by Releasees in defending or otherwise responding to said suit or Claim.  Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys' fees under this paragraph.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

[1]	Include if OWBPA is applicable.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________________, 20__.

[NAME]

EXHIBIT B
DETAILED CLAIMS AND ARBITRATION PROCEDURES

1.    CLAIMS PROCEDURE
Initial Claims.  All claims will be presented to the Administrator in writing.  Within 90 days after receiving a claim, a claims official appointed by the Administrator will consider the claim and issue his or her determination thereon in writing.  The claims official may extend the determination period for up to an additional 90 days by giving the Claimant written notice.  The initial claim determination period can be extended further with the consent of the Claimant.  Any claims that the Claimant does not pursue in good faith through the initial claims stage will be treated as having been irrevocably waived.
Claims Decisions.  If the claim is granted, the benefits or relief the Claimant seeks will be provided.  If the claim is wholly or partially denied, the claims official will, within 90 days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, including the time limits applicable to such procedures, and a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review.  If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.
Appeals of Denied Claims.  Each Claimant will have the opportunity to appeal the claims official's denial of a claim in writing to an appeals official appointed by the Administrator (which may be a person, committee, or other entity).  A Claimant must appeal a denied claim within 60 days after receipt of written notice of denial of the claim, or within 60 days after it was due if the Claimant did not receive it by its due date.  The Claimant (or his or her duly authorized representative) may review pertinent documents in connection with the appeals proceeding and may present issues, comments and documents in writing relating to the claim.  The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit claim determination. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, will be treated as having been irrevocably waived.
Appeals Decisions.  The decision by the appeals official will be made not later than 60 days after the written appeal is received by the Administrator, unless special circumstances require an extension of time, in which case a decision will be rendered as soon as possible, but not later than 120 days after the appeal was filed, unless the Claimant agrees to a further extension of time.  The appeal decision will be in writing, will be set forth in a manner calculated to be understood by the Claimant, and will include specific reasons for the decision, specific references to the provisions on which the decision is based, if applicable, a statement that the Claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant's claim for benefits, as well as a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.  If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem his or her appeal to have been denied.

Procedures.  The Administrator will adopt procedures by which initial claims will be considered and appeals will be resolved; different procedures may be established for different claims.  All procedures will be designed to afford a Claimant full and fair consideration of his or her claim.
Arbitration of Rejected Appeals.  If a Claimant has pursued a claim through the appeal stage of these claims procedures, the Claimant may contest the actual or deemed denial of that claim through arbitration, as described below.  In no event shall any denied claim be subject to resolution by any means (such as in a court of law) other than arbitration in accordance with the following provisions.
2.    ARBITRATION PROCEDURE
Request for Arbitration.  A Claimant must submit a request for binding arbitration to the Administrator within 60 days after receipt of the written denial of an appeal (or within 60 days after he or she should have received the determination). The Claimant or the Administrator may bring an action in any court of appropriate jurisdiction to compel arbitration in accordance with these procedures, provided, however, that nothing in this Plan shall require arbitration of any claims which, by law, cannot be the subject of a compulsory arbitration agreement.
Applicable Arbitration Rules.  All claims shall be resolved exclusively by arbitration administered by JAMS under its Employment Arbitration Rules and Procedures then in effect (the "JAMS Rules").  Notwithstanding the foregoing, the Administrator and the Claimant shall have the right to (i) seek a restraining order or other injunctive or equitable relief or order in aid of arbitration or to compel arbitration, from a court of competent jurisdiction, or (ii) interim injunctive or equitable relief from the arbitrator pursuant to the JAMS Rules, in each case to prevent any violation of this Plan or any other agreement between the Company and the Claimant.  The Administrator and the Claimant must notify the other party in writing of a request to arbitrate any claims within the same statute of limitations period applicable to such claims.

Arbitrator.  The arbitrator shall be selected in accordance with the JAMS Rules, provided that the arbitrator shall be an attorney with significant experience in employment matters.  The arbitrator will be empowered to award either party any remedy at law or in equity that the party would otherwise have been entitled to had the matter been litigated in court, including, but not limited to, general, special and punitive damages, injunctive relief, costs and attorney fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies.  The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law, and the arbitrators shall be required to follow the laws of the State of Maryland consistent with Section 12.8 of this Plan.

Location; Costs; Attorney's Fees.  Any arbitration proceeding brought under this Plan shall be conducted before one arbitrator in Orlando, Florida, or such other location to which the parties mutually agree.  Each party to any dispute shall pay its own expenses, including attorneys' fees; provided, however, that the Company shall pay all costs and fees that the Claimant would not otherwise have been subject to paying if the claim had been resolved in a court of law and, to the extent required by applicable law for this arbitration provision to be enforceable, the Company shall reimburse the Claimant for any reasonable travel expenses incurred by the Claimant in connection with the Claimant's travel to Florida for any arbitration proceedings.

Arbitration Award.  Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed in any court having jurisdiction thereof.  Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.

Confidentiality.  It is part of the essence of this Plan that any claims hereunder shall be resolved expeditiously and as confidentially as possible.  Accordingly, the Company and the Claimant agree that all proceedings in any arbitration shall be conducted under seal and kept strictly confidential.  In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as necessary and appropriate for the preparation and conduct of the arbitration proceedings, or as may be required by any legal process, or as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award.  Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests.